UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2006

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 –	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Tyson Foods, Inc. (the “Company”) presently maintains the Tyson Foods, Inc. Annual Incentive Compensation Plan for Senior Executive Officers (the “Executive Incentive Plan”), which was approved by the Company’s shareholders during fiscal 2005. The Executive Incentive Plan provides for cash bonus eligibility for members of the Company’s senior management team designated by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) based on performance measures established by the Compensation Committee.

As previously reported, on November 16, 2006, the Compensation Committee designated Richard L. Bond, President and Chief Executive Officer; and Greg Lee, Chief Administrative Officer and President, International, as eligible participants under the Executive Incentive Plan, and determined that achievement of a threshold Adjusted EBIT (earnings before interest and taxes after adjustment for extraordinary items) amount would be the performance measure under the Executive Incentive Plan for fiscal year 2007. On December 12, 2006, the Compensation Committee determined that John Tyson, Chairman of the Board of Directors, would also be an eligible participant under the Executive Incentive Plan. The individual annual incentive bonus for which Messrs. Tyson, Bond and Lee are eligible will be determined by (1) taking the amount by which Adjusted EBIT exceeds $570,000,000 up to $1,036,000,000 multiplied by the percentage set forth in column (a) below by each participant’s name and (2) adding to that product, if applicable, the amount by which Adjusted EBIT exceeds $1,036,000,000 multiplied by the percentage set forth in column (b) below by each participant’s name:

Participant	Column (a)	Column (b)
John Tyson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1.60%	0.75%
Richard L. Bond . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1.60%	0.75%
Greg Lee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0.40%	0.125%

However, in no event will any participant be eligible to receive an annual incentive bonus payment in excess of $10,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.
Date: December 15, 2006	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General Counsel and Secretary

2